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Exhibit 99.3

HMP EQUITY HOLDINGS CORPORATION

OFFER FOR ALL OUTSTANDING
15% SENIOR SECURED DISCOUNT NOTES DUE 2008
IN EXCHANGE FOR
15% SENIOR SECURED DISCOUNT NOTES DUE 2008
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

        To Our Clients:

        Enclosed for your consideration is a Prospectus dated                        , 2004 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of HMP Equity Holdings Corporation, a Delaware corporation (the "Company"), to exchange its 15% Senior Secured Discount Notes due 2008 which have been registered under the Securities Act of 1933, as amended (the "New Notes") for its outstanding 15% Senior Secured Discount Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreements dated May 9, 2003, by and among the Company and the initial purchasers referred to therein.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                        , 2004, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date as set forth in the Prospectus in the section captioned "The Exchange Offer—Withdrawal Rights".

        Your attention is directed to the following:

          1.     The Exchange Offer is for any and all Old Notes.

          2.     The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

          3.     Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4.     The Exchange Offer expires at 5:00 P.M., New York City time, on                        , 2004, unless extended by the Company.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by HMP Equity Holdings Corporation with respect to its Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

        The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):

        $                               of the 15% Senior Secured Discount Notes due 2008

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        ☐ Please tender the Old Notes held by you for my account as indicated below:

    15% Senior Secured Discount Notes due 2008 $                               (Principal Amount of Old Notes to be tendered) (if any)

        ☐ Please do not tender any Old Notes held by you for my account.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

  •
  the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned;

  •
  the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act of 1933, as amended; and

  •
  neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 144 under the Securities Act of 1933, as amended) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company.

        If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

    Dated:                                     , 2004

        Signature(s):
        Print Name(s) here:
        Print Address(es):
        Area Code and Telephone Number(s):
        Tax Identification or Social Security Number(s):

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER